Exhibit 10.6
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made on February 26, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Patrick J. McHugh (“Executive”).
WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of January 1, 2019 (the “Agreement”);
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Increase in Base Salary. The Agreement is hereby amended by adding the following sentence to the end of Section 3(a):
“Effective as of January 1, 2020, Executive’s base salary is increased to six hundred thousand U.S. dollars ($600,000) per annum.”
2. Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
        3. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of February 26, 2020.

SCIENTIFIC GAMES CORPORATION

By: /s/ Shawn Williams
Name: Shawn Williams
Title: SVP & CHRO

/s/ Patrick J. McHugh
Patrick J. McHugh

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